EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
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
                                                                     Percent of          State of
      Parent                    Subsidiary or Organization           Ownership         Incorporation
---------------------------------------------------------------------------------------------------------
Northeast Financial             First Federal Savings Bank             100%              Federal

First Federal Savings Bank      Northeast Indiana Financial, Inc.      100%              Indiana